As filed with the Securities and Exchange Commission on September 23, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IFM Investments Limited

(Exact name of registrant as specified in its charter)
_______________

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

26/A, East Wing, Hanwei Plaza
No.7 Guanghua Road
Chaoyang District
Beijing 100004
The People’s Republic of China
(86-10) 6561-7788
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

Amended and Restated 2006 Stock Incentive Plan
(Full title of the plan)
_______________

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 664-1666
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Copies to:

Kevin Cheng Wei Chief Financial Officer IFM Investments Limited 26/A, East Wing, Hanwei Plaza No.7 Guanghua Road, Chaoyang District Beijing 100004, The People’s Republic of China (86-10) 6561-7788	Peter Huang, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 30/F, China World Office 2 No. 1, Jian Guo Men Wai Avenue Beijing 100004 The People’s Republic of China (86-10) 6535-5599

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.001 per share	38,851,510(3)	$0.16(3)	$6,380,636	$454.94
Class A Ordinary Shares, par value $0.001 per share	6,964,356(4)	$0.392(4)	$2,730,028	$194.65
Total	45,815,866(5)	-	$9,110,664	$649.59(6)

(1)
These Class A ordinary shares may be represented by the Registrant’s ADSs, each of which represents 15 Class A ordinary shares.  The Registrants’ ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-164239).

(2)
Represents Class A ordinary shares issuable upon exercise of options granted under the Amended and Restated 2006 Stock Incentive Plan (the “Plan”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(3)
The amount to be registered represents Class A ordinary shares issuable upon exercise of outstanding options granted under the Plan and the corresponding proposed maximum offering price per Class A ordinary share represents the weighted average exercise price of such outstanding options.

(4)
These Class A ordinary shares are reserved for future award grants under the Plan, and the proposed maximum offering price per Class A ordinary share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the registrant’s ADSs as quoted on the New York Stock Exchange on September 22, 2010.

(5)
Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(6)	Previously paid under the Registrant’s registration statement on Form F-1 (333-164216).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*  Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by IFM Investments Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a)
The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009 (File No. 001-34598), filed with the Commission on June 30, 2010, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which includes audited financial statements for the year ended December 31, 2009;

(b)	The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-34598) filed with the Commission on March 22, 2010;

(c)	The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-34598) filed with the Commission on May 24, 2010;

(d)	The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-34598) filed with the Commission on August 6, 2010;

(e)	The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-34598) filed with the Commission on August 19, 2010; and

(f)
The description of the Registrant’s Class A ordinary shares and American Depository Shares representing Class A ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34598), filed with the Commission pursuant to Section 12(g) of the Exchange Act on January 5, 2010, as amended, which incorporates by reference the description of the Registrant’s Class A ordinary shares set forth under “Description of Share Capital” and the description of the Registrant’s American Depositary Shares set forth under “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-164216), originally filed with the Commission on January 5, 2010, as amended.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s amended and restated articles of association provides that the Registrant shall indemnify its directors, secretaries and officers against actions, costs, charges, expenses, losses or damages incurred by such persons in their capacity as such, except through their own fraud or dishonesty.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-164216), the Registrant has agreed to indemnify its directors, secretaries and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director, secretary or officer.

The Underwriting Agreement, the form of which was filed as Exhibit 1.1 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-164216), also provides for indemnification of the Registrant and its directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to the Registrant in writing expressly for use in such registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

	(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on September 23, 2010.

IFM Investments Limited

By:	/s/ Donald Zhang
	Name:	Donald Zhang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Donald Zhang and Mr. Harry Lu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald Zhang	Chairman of the Board of Directors	September 23,
Donald Zhang	and Chief Executive Officer (principal executive officer)	2010

/s/ Harry Lu	Vice Chairman of the Board of	September 23,
Harry Lu	Directors and President	2010

/s/ Kevin Cheng Wei	Director and Chief Financial Officer	September 23,
Kevin Cheng Wei	(principal financial and accounting officer)	2010

/s/ Kevin Yung	Director and Executive Vice	September 23,
Kevin Yung	President	2010

Signature	Title	Date

/s/ Weiping Zhang	Director and Vice President	September 23,
Weiping Zhang		2010

/s/ Jennifer Tang	Director	September 23,
Jennifer Tang		2010

/s/ Qiang Chai	Director	September 23,
Qiang Chai		2010

/s/ Liang Pei	Director	September 23,
Liang Pei		2010

/s/ Conor Chiahung Yang	Director	September 23,
Conor Chiahung Yang		2010

/s/ Gregory F. Lavelle	Authorized Representative in the	September 23,
Name: Gregory F. Lavelle Title: Managing Director Puglisi & Associates	United States	2010

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-164216)).

4.3
Deposit Agreement between the Registrant, JP Morgan Chase Bank, N.A., as depositary, and holders of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended (File No. 333-164216)).

5.1*	Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered.

10.1	Amended and Restated 2006 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1, as amended (File No. 333-164216)).

23.1*	Consent of Pricewaterhouse Coopers Zhong Tian CPAs Limited Company, an Independent Registered Public Accounting Firm.

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).
___________
*  Filed herewith.